Independent auditors' consent
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The board and shareholders
AXP Global Series, Inc.:

     AXP Emerging Markets Fund
     AXP Global Bond Fund
     AXP Global Growth Fund
     AXP Global Technology Fund
     AXP Global Balanced Fund

The board of trustees and unitholders
World Trust:
     Emerging Markets Portfolio
     World Income Portfolio
     World Growth Portfolio
     World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 20, 2002